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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26067) pertaining to the Special Metals Corporation 1997 Long-Term Stock Incentive Plan of our report dated February 8, 2002, except for the last paragraph of our report and Notes 1 and 5, as to which the date is March 27, 2002, with respect to the financial statements and schedule of Special Metals Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                    /s/ Ernst & Young LLP

Buffalo, New York
March 29, 2002